UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549-1004
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) February 21, 2008
GENERAL MOTORS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

1-143 (Commission File Number)	DELAWARE (State or other jurisdiction of incorporation)	38-0572515 (I.R.S. Employer Identification No.)

300 Renaissance Center, Detroit, Michigan (Address of Principal Executive Offices)	48265-3000 (Zip Code)
(313) 556-5000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement
ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
ITEM 3.02 Unregistered Sales of Equity Securities
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Settlement Agreement, dated February 21, 2008
6.75% Series U Convertible Senior Debentures
Indenture, dated as of January 8, 2008
First Supplemental Indenture, date as of February 22, 2008

ITEM 1.01	Entry into a Material Definitive Agreement

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

ITEM 3.02	Unregistered Sales of Equity Securities
Settlement Agreement
On February 21, 2008, General Motors Corporation (“GM”), the International Union, United Automobile, Aerospace and Agricultural Workers of America (the “UAW”) and the class representatives in the class action case filed against GM on September 26, 2007 by the UAW and putative class representatives of GM-UAW (the “Class”) entered into a Settlement Agreement (the “Settlement Agreement”). The Settlement Agreement effects the transactions contemplated by the Memorandum of Understanding—Post-Retirement Medical Care (the “MOU”) that was entered into between GM and the UAW on September 26, 2007 in conjunction with the negotiation by GM and the UAW of a new national collective bargaining agreement governing the wages, hours and terms and conditions of employment for UAW-represented employees (the “National Agreement”). For a more specific description of the terms of the MOU see GM’s Form 8-K filed on October 15, 2007. A copy of the Settlement Agreement is attached to this Form 8-K as Exhibit 10.1, and the following description of the Settlement Agreement is qualified in its entirety by reference to the Settlement Agreement.
The Settlement Agreement provides that on the later of January 1, 2010 or final court approval of the Settlement Agreement, GM will transfer its obligations to provide covered UAW employees with post-retirement medical benefits to a new retiree health care plan (the “New Plan”) to be established and funded by a newly established Voluntary Employee Beneficiary Association trust (the “New VEBA”). GM will fund the New VEBA through a number of sources including: funds that are currently in existing voluntary employee beneficiary association trusts, GM-issued convertible and short term notes, as well as cash on hand or additional sources of liquidity. The parties to the Settlement Agreement have acknowledged that GM’s obligations to pay into the New VEBA are fixed and capped as provided in the Settlement Agreement and that GM is not responsible for, and does not provide a guarantee of, (1) the payment of future benefits to plan participants, (2) the asset returns of the funds in the New VEBA, or (3) whether there will be sufficient assets in the New VEBA to fully pay the obligations of the New VEBA or New Plan. In the event the assets of the New VEBA are not sufficient to fully fund the obligations of the New Plan, the New VEBA and New Plan will be required to reduce benefits to plan participants.
The Settlement Agreement is subject, in its entirety, to: obtaining a class certification order from the United States District Court for the Eastern District of Michigan (the “Court”) such that the class in the certification order is defined in the same manner as Class is defined in the Settlement Agreement; obtaining Court approval in a form acceptable to GM, the UAW and the Class; completing discussions between GM and the Securities Exchange Commission (“SEC”) regarding accounting treatment on a basis satisfactory to GM. The Settlement Agreement may be terminated by any party upon 30 days notice if, among other things, satisfactory class certification or Court approval has been received and such certification or Court approval is subsequently overturned on appeal. GM may immediately terminate the Settlement Agreement if, after discussions with the SEC, GM does not believe that the accounting treatment for the New VEBA and the New Plan is satisfactory to GM.
Convertible Note
On February 22, 2008, GM issued $4,372,500,000 principal amount of its 6.75% Series U Convertible Senior Debentures Due December 31, 2012 (the “Convertible Note”) to LBK, LLC, a Delaware limited liability company of which GM is the sole member (“LBK”), pursuant to the Settlement Agreement. The Convertible Note was issued to LBK in an unregistered transaction in accordance with an exemption under Section 4(2) of the Securities Act of 1933, as amended. A copy of the Convertible Note is attached to this Form 8-K as Exhibit 10.2, and the following description of the Convertible Note is qualified in its entirety by reference to the Convertible Note.
LBK will hold the Convertible Note until it is transferred to the New VEBA in accordance with the terms of the Settlement Agreement. Interest on the Convertible Note is payable semiannually. In accordance with the Settlement Agreement LBK will transfer any interest it receives on the Convertible Note to a temporary asset account maintained by GM. The funds in the temporary asset account will be transferred to the New VEBA in accordance with the terms of the Settlement Agreement.
The Convertible Note was issued pursuant to an indenture (the “Indenture”), dated as of January 8, 2008, between GM and The Bank of New York, as trustee, as supplemented by the First Supplemental Indenture dated as of February 22, 2008 (the “First Supplemental Indenture”). The Indenture and First Supplemental Indenture are attached to this Form 8-K as Exhibits 10.3 and 10.4, respectively. The Convertible Note matures on December 31,

2012 and will constitute a part of GM’s senior debt and will rank equally with all of GM’s other unsecured and unsubordinated debt. GM may redeem the Convertible Note, in whole or in part, at any time on or after January 1, 2011 in cash at a price equal to 100% of the principal amount being redeemed plus (1) accrued and unpaid interest and (2) under certain circumstances if the Convertible Note is held by the New VEBA, an additional redemption adjustment amount.
The Convertible Note will be initially convertible, subject to certain conditions, by a holder, other than LBK, into shares of GM common stock at a conversion rate of .625 shares of common stock per $25 principal amount of the Convertible Note, representing an initial effective conversion price of $40 per share. The conversion rate is subject to adjustment upon certain circumstances. Upon conversion, GM has the right to pay cash in lieu of any shares of common stock that otherwise would have been issuable.
In conjunction with the issuance of the Convertible Note, GM and LBK have entered into certain cash-settled derivative instruments maturing on June 30, 2011 that will have the economic effect of reducing the conversion price of the Convertible Note from $40 to $36. These derivative instruments will also entitle GM to partially recover the additional economic value provided if GM’s common stock price appreciates to between $63.48 and $70.53 per share and to fully recover the additional economic value provided if GM’s common stock price reaches $70.53 per share or above. Pursuant to the Settlement Agreement, LBK will transfer its interests in the derivatives to the New VEBA when the Convertible Note is transferred from LBK to the New VEBA.
Short Term Note
On February 21, 2008, GM issued a short term note in the principal amount of $4,015,187,871 to LBK (the “Short Term Note”) pursuant to the Settlement Agreement. The Short Term Note pays interest at a rate of 9% and matures on the date that the face amount of the Short Term Note is paid with interest to the New VEBA in accordance with the terms of the Settlement Agreement.
LBK will hold the Short Term Note until it matures. Upon maturity, and in accordance with the Settlement Agreement, GM will cause LBK to pay to the New VEBA in cash the face value of the Short Term Note, plus cash in an amount equal to the interest accrued on such amount from and including the date of the Short Term Note, but excluding the date of payment to the New VEBA.
As a wholly owned consolidated subsidiary of GM, LBK will hold the convertible note, the short term note, and the derivatives until they are transferred or paid to the New VEBA. As such, these three securities will be effectively eliminated in GM’s consolidated financial statements until they are transferred to the New VEBA.

Item 9.01	Financial Statements and Exhibits
(c)
10.1	Settlement Agreement, dated as of February 21, 2008, by and among General Motors Corporation, the International Union, United Automobile, Aerospace and Agricultural Workers of America and the class representatives in the class action case filed against GM on September 26, 2007 by the UAW and putative class representatives of GM-UAW

10.2	General Motors Corporation $4,372,500,000 principal amount of 6.75% Series U Convertible Senior Debentures Due December 31, 2012, dated February 22, 2008

10.3	Indenture, dated as of January 8, 2008, between General Motors Corporation and The Bank of New York, as Trustee

10.4	First Supplemental Indenture, dated as of February 22, 2008, between General Motors Corporation and The Bank of New York, as Trustee
Forward-Looking Statements
     In this report and in reports subsequently filed by GM with the SEC on Forms 10-K and 10-Q and filed or furnished on Form 8-K, and in related comments by management of GM, our use of the words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “seek,” “may,” “would,” “could,” “should,” “believe,” “potential,” “continue,” “designed,” “impact,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements that represent our current judgment about possible future events. All statements in this report and subsequent reports which GM may file with the SEC on Form 10-K or Form 10-Q or file or furnish on Form 8-K, other than statements of historical fact, including without limitation, statements about future events and financial performance, are forward-looking statements that involve certain risks and uncertainties. We believe these judgments are reasonable, but these statements are not guarantees of any events or financial results, and GM’s actual results may differ materially due to a variety of important factors that may be revised or supplemented in subsequent reports on SEC Forms 10-K, 10-Q, and 8-K. Such factors include, among others, the ability of GM to achieve reductions in costs as a result of the turnaround restructuring and health care cost reductions and to implement capital expenditures at levels and times planned by management; our ability to maintain adequate liquidity and financing sources and an appropriate level of debt; costs and risks associated with litigation; changes in our accounting principles, or their application or interpretation, and our ability to make estimates and the assumptions underlying the estimates; the successful completion of collective bargaining agreements with all unions that represent GM employees/retirees and the legal interpretations of those agreements; labor strikes or work stoppages at GM; and general economic conditions, in particular health care costs and investment returns.
     We caution investors not to place undue reliance on forward-looking statements. We undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events, or other such factors that affect the subject of these statements, except where we are expressly required to do so by law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOTORS CORPORATION (Registrant)
Date: February 25, 2008	By:	/s/ Nick S. Cyprus
Nick S. Cyprus, Controller and
Chief Accounting Officer